                                                                    Exhibit 10.1

THIS AGREEMENT (this "Agreement") is entered into as of this 22nd day of
                      ---------
November, 2000 between AGILENT TECHNOLOGIES, INC, Inc., a Delaware corporation (together with its subsidiaries and successors, being collectively, "Agilent"),
                                                                     -------
and DATA CRITICAL CORPORATION, a Delaware corporation (together with its subsidiaries and successors, being collectively, "Data Critical" and together
                                                  -------------
with Agilent being collectively, the "Parties" and individually as a "Party").
                                      -------                         -----
The parties agree as follows:

Data Critical's product, StatView(TM), allows in-hospital alarm notification of waveforms and data from non-integrated servers attached to patient monitoring systems using one-way UHF based wireless systems. Agilent sells a variety of patient management central/bedside/telemetry systems to hospitals worldwide. Agilent desires to integrate the StatView software into the Agilent(TM) Database Server (Release D), scheduled for release [*], as a customer orderable product option.


1.   Definition/Scope of Licensed Product.  The "Integrated StatView Product"
     ------------------------------------        ---------------------------
     which is the subject of this agreement shall mean the StatView software code (consisting of the object code and interface only), administrative module, and relevant training materials all as and to the extent described on Exhibit A hereto. As used in this Agreement, the term "enhancement"
        ---------                                              -----------
     shall mean, with respect to any product, any change or modification to such product that adds, modifies or changes the functionality of such product, which change or modification either (a) can be sold by Agilent to the installed-base end users of the Integrated StatView Product for a material price or fee, or (b) can be sold by Data Critical to any end users under current service and support contracts for a material price or fee. The term "upgrade" shall mean, with respect to any product, any "bug fixes" or other
      -------
     functionality or non-functionality changes related to such product that do not constitute an enhancement.

2.   Term. Subject to the remaining provisions of this Section 2, this Agreement
     ----
     shall remain in effect for an initial term of three (3) years from January 1, 2001 (the "Effective Date"). The Parties agree to meet prior to the end
                   --------------
     of the fourth quarter of the second year of this Agreement to ascertain whether Agilent desires to extend the term for an additional year on an exclusive or non-exclusive basis and, if so, the Parties agree to negotiate in good faith exclusivity and minimum sales obligations, if any, terms and pricing for the upcoming year; [*]. If no agreement is reached by the end of the fourth quarter of the second year of this Agreement notwithstanding such good faith negotiations, then the license granted to Agilent under
     Section 3 shall become nonexclusive and Agilent shall have no minimum obligations under Section 6 in respect of such third year of this Agreement. Thereafter, this Agreement shall be subject to renewal annually for additional one year terms with the consent of, and on such terms as shall be agreed upon by, both Parties given not less than sixty (60) days prior to the end of the current term thereof.

3.   License.
     -------

     3.1 Data Critical hereby grants a worldwide license to Agilent to the Integrated StatView Product described herein solely for use in integrating the Integrated Statview Product into a monitoring/central station network data server. Subject to the following, this license shall be exclusive for the initial two (2) years of the Agreement and shall thereafter be non-exclusive, unless otherwise agreed by the parties pursuant to Section 2; it being acknowledged and agreed that "exclusivity" for purposes hereof shall mean that no other alliance
           -----------
          partner of Data Critical will be provided the StatView software code for the purpose of integrating such software directly on a data server that supports a monitoring network for one-way UHF based wireless in-hospital alarm notification of waveforms and data. Without limiting the foregoing, nothing herein shall be deemed to (a) [*] or (b) [*]. It being further agreed that the license contemplated herein shall include the non-exclusive right by Agilent and/or their end-users to use the specific UHF frequencies licensed to Data Critical by the Federal Communications Commission ("FCC") or the Canadian equivalent
                                              ---
          thereof, and utilized by Data Critical for use with its StatView product, including, where appropriate, by way of a shared license that will be provided by Data Critical to Agilent's end users upon Agilent's request therefor

_____________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

          on the same terms offered by Data Critical to its end-users. Data Critical shall use its best commercial efforts to maintain its existing FCC licenses for use with the Integrated StatView Product.

     3.2 Except as expressly otherwise provided herein, Agilent hereby acknowledges that this Agreement grants no, and Agilent shall claim no, rights, title or interests in, to or under any of Data Critical's owned, leased or licensed tangible, intangible, real or intellectual property, other than the Integrated StatView Product and, subject to the immediately following provision, any specific receivers or transmitters purchased by Agilent hereunder.

     3.3 Further, Agilent hereby acknowledges and agrees that no license is being granted hereby to or in respect of any of Data Critical's hardware or equipment.

     3.4 Data Critical shall inform Agilent of those countries, other than the United States and Canada, in which Data Critical is authorized to use its StatView product. In the event that (a) Agilent requests the assistance of Data Critical or the use of any information developed, attained or provided by Data Critical in connection with acquiring the FCC (or any similar foreign communications regulatory agency) approval for the use of its StatView product in any country, including the United States, in connection an application by Agilent to secure such regulatory compliance for the Integrated StatView Product, and (b) Data Critical provides such assistance or information, [*]. Notwithstanding anything in this Section 3.4, if Data Critical applies for or receives a foreign regulatory license for any of its products that might be applicable to Agilent, Data Critical will promptly notify Agilent of same.

     3.5 The rights granted hereunder will extend to Agilent Subsidiaries and, subject to the limitations set forth below, those third party channels of distributions used by Agilent in the United States and Canada. The rights granted hereunder will also extend to those Subsidiaries and, subject to the limitations set forth below, third party channels of distribution used by Agilent outside of the United States and Canada which, in each case, are either set forth on Exhibit B attached hereto
                                                       ---------
          or are from time to time hereafter identified to, and approved by, Data Critical to avoid conflict with other Data Critical distributors or partners, which approval shall not unreasonably be withheld. Notwithstanding the foregoing, each third-party distributor used by Agilent to distribute the Integrated StatView Product (whether or not listed on Exhibit B) shall, prior to being authorized by Agilent to
                    ---------
          distribute the Integrated StatView Product:

                    (a) undertake and covenant directly with Data Critical that neither such distributor nor such distributor's employees or agents shall make any representation regarding the functionality of the Integrated StatView Product, in each case that is inconsistent with the provisions of Section 10 as set forth below, the Secondary Nature of the StatView product, the on-screen notifications described above, the training provided to such persons by Data Critical, the End User Restrictions (as such End User Restrictions are described on Exhibit E hereto) or the
                                                      ---------
               specifications for the Integrated StatView Product performance as agreed between Data Critical and Agilent; and

                    (b) execute a waiver and indemnification agreement in form and substance satisfactory to Data Critical in respect of product liability claims;

          provided, that in the case of any third-party distributor that does
          --------
          not comply with clauses (a) and (b) above, such distributor shall be considered in good faith by Data Critical for approval (which such approval may be withheld in Data Critical's discretion).

4.   License Fees.
     ------------

     4.1. Agilent shall pay Data Critical a [*] license fee for any Agilent Information Center system in which the customer has also activated or purchased the Integrated StatView Product, which fee shall be based on the aggregate number of [*] licenses purchased by Agilent hereunder as follows:

______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement


               Aggregate Number of [*]
               Licenses Purchased
               By Agilent Under this Agreement          [*] License Fee
               -------------------------------             ------------

                       1-2000                                  $[*]
                     2001-4000                                 $[*]
                     4001-6000                                 $[*]
                     6001 and up                               $[*]

     4.2. All license fees are to be paid quarterly in arrears within 30 days of the end of the calendar quarter in which Agilent invoices the end user customer (but in any event, not later than the quarter in which any product utilizing the Integrated Statview Product is delivered to the end user customer). Data Critical shall have the right to audit all license fee computations and supporting documentation.

     4.3. The above schedule of license fees shall be negotiated with respect to years subsequent to the second effective year of this Agreement to the extent of any renewal hereof in accordance with and subject to Section 2.

     4.4. The parties agree that during the pre-release period of the Integrated StatView Product, Agilent and Data Critical will use their best commercial efforts to maintain a close working relationship in respect of the Integrated StatView Product. If during such pre-release period the parties reasonably and mutually agree that an integration issue requires technical assistance that must be performed by Data Critical, then Data Critical will use its best commercial efforts to provide a solution to such integration issue within three business days and provide Agilent with the solution for their testing and integration prior to release of the Integrated StatView Product.

     4.5. In addition to the Integrated StatView Product for which Agilent is paying Data Critical a license fee as defined above, Data Critical will sell Agilent the receivers and transmitted to be used with the Integrated Software Product for the following amounts (in each case, plus applicable taxes and duties):

               Receivers         $[*]
               Transmitters      $[*];

          provided, that for all periods following the initial term of this
          --------
          Agreement, such prices shall be subject to adjustment as shall be agreed by the parties in connection with the extension hereof; [*]. All other equipment relating the Integrated StatView Product may be purchased by Agilent from Data Critical at the list price then in effect with respect thereto. Payment terms for any such purchased equipment shall be [*]. Data Critical will deliver receivers and transmitters within [*] days of the submission of the purchase order thereof; provided, however, that Data Critical shall use its best
                   --------  -------
          efforts to deliver such items as soon as practicable upon delivery of an expedited request for shipment from Agilent. Data Critical further agrees that (a) notwithstanding the foregoing, Data Critical shall not charge Agilent a transfer price for the receivers and/or the transmitters [*] and (b) with respect to the transmitters, Data Critical will, at Agilent's request, allow Agilent to purchase the transmitters [*]. Data Critical will inform Agilent if the price for any product to be provided by Data Critical changes downward.

5.   Maintenance and Repair.
     ----------------------

     5.1. Data Critical shall offer factory-only repair/replacement services, solely at its own or licensed service facilities, for the Data Critical proprietary receivers and for the transmitters sold by Data Critical for use with the Integrated StatView Product after the expiration of the warranty thereon. Data Critical represents that it has complete ownership and/or rights of use of the technology and design of the Data Critical

_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

          proprietary receivers sold by it for use with the Integrated StatView Product and all associated rights concerning the manufacture of such receivers. [*]

     5.2. Subject to the foregoing, Data Critical will offer Agilent repair/replacement services for the receivers and transmitters sold by Data Critical for use in connection with the Integrated StatView Product based upon the following pricing schedule (all hardware repair/replacement payment terms are [*]) (in each case, plus applicable taxes and duties):

          Receivers:     $[*] per unit after the [*] warranty period therefor;
                         and

          Transmitters:  $[*] Per Unit after the [*] warranty period therefor.

     5.3. The hardware repair and/or /replacement process established by Data Critical pursuant to this Section 5 will involve maximum turnaround times of [*] days based on no more than [*] Receivers per day for repair/replacement. Over this number of Receivers will extend the repair/replacement time to [*] days from date of receipt. [*] Further, Data Critical understands Agilent's obligation to provide repair/replacement service to its customers for at least [*] from its date of purchase. Accordingly, Data Critical will provide or will make the means available to Agilent to fulfill its obligations to its customers to provide such service for such time by either providing repair/ replacement service directly or through a licensed third-party or [*].

6.   Minimum Sales/Purchase Obligation. Agilent shall have an obligation to
     ---------------------------------
     purchase such number of [*] licenses for the Integrated StatView Product sufficient to provide to Data Critical the minimum aggregate [*] license fees set forth for the periods below. Concurrent with the commencement of this Agreement, and at the beginning of each subsequent annual term for which minimums are owing, Agilent shall deliver to Data Critical a blanket purchase order for the requisite number of licenses required to meet the minimum obligations set forth below. If the actual unit sales and/or activations of the Integrated StatView Product by Agilent to end users during a given period do not yield the minimum aggregate [*] license fees outlined below, Agilent shall be deemed, prior to the end of such period, to have ordered under the blanket purchase order, and Data Critical shall ship for delivery, such number of [*] licenses (at the respective prices set forth in Section 4 above) for the Integrated StatView Product sufficient to provide the shortfall between the license fees resulting from Agilent's end user sales/activations for such period and the aggregate minimum license fees set forth below for such period. Agilent shall make payment for such licenses purchased pursuant to the immediately preceding sentence within [*] after the last day of the period for which such payment is owing. By way of example, to the extent the aggregate [*] license fees from end user sales are less than $[*] in the second quarter of calendar year 2001 or do not aggregate at least $[*] by the end of such calendar year, Agilent shall purchase such amount of licenses on the last business day of such period to provide Data Critical the minimum aggregate license fee revenues set forth below.

----------------------------------------------------------------------------------------------------------------------
Calendar Year 2001          Q1, 2001        Q2, 2001               Q3, 2001       Q4, 2001     Aggregate for Calendar
                                                                                               Year ending December
                                                                                               31, 2001
----------------------------------------------------------------------------------------------------------------------
Minimum [*] License         $[*]             $[*] (exclusive of    [*]            [*]          $[*]
 Fees Owing                                  Q1, 2001)
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Calendar Year 2002          Q1, 2002         Q2, 2002              Q3, 2002       Q4, 2002     Aggregate for Calendar
                                                                                               Year ending December
                                                                                               31, 2002
----------------------------------------------------------------------------------------------------------------------
Minimum [*] License         [*]              [*]                   [*]            [*]          $[*]
Fees Owing)
----------------------------------------------------------------------------------------------------------------------

     [*]
_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement


7.   Technology Review.
     ------------------

     7.1. [*] Nothing in this Agreement shall be deemed (a) to prohibit Data Critical from developing and marketing any such enhanced or new products or (b) to grant Agilent any rights thereto hereunder.

     7.2. Data Critical will provide Agilent with [*] days written notice of any proposed upgrades, patches or fixes to the Integrated StatView Product and obtain Agilent's consent prior to making any such upgrades, changes or fixes directly affecting the Integrated StatView Product (unless either required by law or required to be made pursuant to the terms hereof). Nothing in this provision shall be interpreted to prevent or delay a Party from implementing mandatory safety or other recalls or from making or implementing any upgrades, patches or fixes to any product for use by any other party other than by Agilent with respect to any StatView product.

     7.3. Agilent shall give Data Critical at least [*] days' prior written notice of any required changes to the Integrated StatView Product resulting from any modification by Agilent to their Bedside System technology or operations. Any such revisions or modifications to the Integrated StatView Product or the interface to Agilent's monitoring systems by Data Critical shall be [*], shall remain the sole property of Data Critical and shall not, unless otherwise agreed to by the Parties on mutually agreeable terms (which may be set forth as an amendment hereto), constitute part of the Integrated StatView Product licensed hereunder. [*]

8.   Product Functionality.  Data Critical will, [*], provide software, firmware
     ---------------------
     code, hardware and related support necessary to integrate any updates related to the Integrated StatView Product system.

9.   Warranty.
     --------

     9.1. Disclaimer. EXCEPT AS SPECIFICALLY SET FORTH HEREIN, DATA CRITICAL DOES NOT MAKE ANY WARRANTY, AND DATA CRITICAL AND ITS LICENSORS HEREBY DISCLAIM ANY WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SOFTWARE, HARDWARE, DOCUMENTATION OR SERVICES TO BE PROVIDED HEREUNDER IN CONNECTION WITH THE INTEGRATED STATVIEW PRODUCT. DATA CRITICAL FURTHER DISCLAIMS ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE ECONOMIC OR OTHER BENEFIT THAT AGILENT OR ANY OTHER PARTY HERETO MAY OBTAIN THROUGH ITS PARTICIPATION IN THIS AGREEMENT.

     9.2. Hardware Warranty. For a period of [*] from the shipment thereof to Agilent, Data Critical warrants that its proprietary receivers and, to the extent purchased directly from Data Critical, the transmitters, in each case, sold by Data Critical for use with the Integrated StatView Product will conform to the Data Critical documentation regarding the Integrated Statview Product, be free from material defects in design (to the extent such design defect would preclude its use on a stand-alone, non-integrated basis), material and workmanship (other than any defect resulting from or occurring as a result of the installation thereof by Agilent), and free of all liens, encumbrances and other claims against title (other than those in favor of Data Critical securing payment for such products). If such a receiver or transmitter fails to conform to these warranties, [*].

     9.3. Software Warranty. Data Critical warrants for a period of [*] from the date of installation at the customer site that the software comprising the Integrated StatView Product that is licensed to Agilent hereunder meets the current specifications related to functionality and operation as set forth in Exhibit A attached hereto. If such software
                                    ---------
          fails to conform to these warranties, Data Critical will use its best efforts to correct the software and provide Agilent with the revision for their testing and integration prior to

_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

           Agilent reinstalling or upgrading the software at the customer site. In the event Data Critical cannot effect such correction to meet the current specification (a) within [*] after Data Critical has received notice of such defect from Agilent requesting repair of such software, in the case of defects that either Agilent or Data Critical reasonably determine involve patient safety issues, and (b) within [*] after Data Critical has received notice of such defect from Agilent requesting repair of such software, in all other cases, then in each such case [*]. Notwithstanding anything contained in this Agreement to the contrary, the remedy set forth in the immediately preceding sentence shall be the exclusive remedy in respect of the inability of Data Critical to correct any such defect.

     9.4. Authority. Data Critical hereby represents and warrants to Agilent that the execution, delivery and performance by it of this Agreement will not violate any other distribution, partnership, OEM, alliance or other similar agreement between Data Critical and any other party.

10.  Agilent Acknowledgement and Undertaking.  [*]
     ---------------------------------------

11.  Regulatory.
     ----------

     11.1. Data Critical's non-integrated StatView system is currently being sold pursuant to Section 510-(k) clearance from the FDA. Data Critical will aid Agilent in developing a separate Agilent FDA (or any equivalent foreign medical regulatory body) submission for medical clearance for the Integrated StatView Product portion of their integrated monitoring device, including aid in providing product-testing data. Notwithstanding the foregoing, Agilent acknowledges and agrees that it shall be solely responsible for attaining and maintaining all regulatory compliance for the Integrated StatView Product and the related hardware (including the receivers and transmitters). Data Critical agrees to aid Agilent in the event of a FDA (or equivalent foreign medical regulatory agency) recall or other product failure issues relating to the Integrated StatView Product or Data Critical's proprietary receivers. In addition Data Critical will aid Agilent, as reasonably requested, with post market surveillance information and related Medical Device Records relating to the Integrated StatView Product and/or such receivers. Agilent will provide Data Critical with any FDA (or equivalent foreign medical regulatory agency) or customer failure/safety information relating to the Integrated StatView Product or the receivers used in connection therewith on a timely basis. Notwithstanding anything contained herein to the contrary, Agilent shall provide and make available all information obtained or prepared by or for Agilent in connection with Agilent's application for medical regulatory clearance of the Integrated StatView Product abroad, and Data Critical shall have the right to use such information for the purpose of seeking FDA, FCC (or similar foreign) regulatory clearance in such countries of its products; provided that
                                                                   --------
           to the extent any such information consists of specific patient information, such information shall be provided by Agilent only to the extent, and in such form, as shall in either case, be permitted pursuant to any applicable law.

     11.2. Data Critical will immediately give notice to Agilent if any upgrade, substitution or other change to an Integrated StatView Product or the related transmitters or receivers is required to make that product meet applicable safety standards or other governmental statutes, rules, orders or regulations that are in effect as of the date of this agreement in the United States. All affected Integrated StatView Products, transmitters or receivers already purchased by Agilent may, at Agilent's election, either be returned to Data Critical for upgrade to current revisions or upgraded by Agilent in the field.

12.  Data Access.  [*]
     -----------

13.  Research/Clinical Trial Equipment. Data Critical will provide Agilent with
     ---------------------------------
     the following hardware to support R&D efforts and clinical testing [*]:

     .    [*] LAN Paging Transmitters;
     .    [*] Paging Receivers; and
     . Normal and customary quantities of Transmitters and Receivers for [*] Clinical Test Sites.

_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

14.  Marketing.  Upon Agilent's submission of the 510k for the Integrated
     ---------
     StatView Product by Agilent, Data Critical will provide, [*], in the United States, the following aid to Agilent:

     . Reasonable access for a reasonable duration to at least [*] to assist in regional training and special customer presentations for the Integrated StatView Product. Further, such product specialists will be made available by phone and/or email at normal hours for specific product/customer questions related to the marketing process;

     . Access to Data Critical sales training curriculum on a Regional and National basis as reasonably requested and jointly agreed;

     . Trade Show support including attendance in Agilent's booth for customer presentations;

     . Marketing materials via electronic or print format for use in developing a specification sheet, advertising or other promotional items. This includes product pictures, training videos and listing of key accounts; and

     . Data Critical and Agilent shall collaborate on a national product launch to educate end users as to the new StatView/Database server. Such launch materials shall jointly discuss the StatView stand-alone product. [*]

     .     Installation training for Agilent Service personnel for up to five
           (5) days Regional/National training during Year 1 of the Agreement.

15.  Dispute Resolution. Agilent and Data Critical will each assign an
     ------------------
     individual responsible for handling dispute resolution. Formal notice of dispute can be initiated from either company and, thereby, commence a 60-day dispute resolution process among progressively correspondingly higher ranking members of Data Critical's and Agilent's patient monitoring group respective management teams which shall be exhausted prior to institution by either party of formal legal proceedings (unless such delay could reasonably be expected to result in a bar to any claim under any applicable statute of limitation or similar restriction). If the dispute has not been resolved at the conclusion of the 60-day period, either Party is free to seek redress under the terms of this Agreement through whatever proceeding such Party deems appropriate. Nothing in this Section 15 shall preclude either party from seeking injunctive relief to the extent permitted pursuant to applicable law.

16.  Confidentiality; Non-Solicitation.
     ---------------------------------

     16.1. In connection with this Agreement, any Party (the "Disclosing Party")
                                                              ----------------
           or such Party's agents may from time to time provide the other Party (the "Receiving Party") or such other Party's agents or advisors
                 ---------------
           certain information concerning the Disclosing Party's operations, businesses, properties, finances or other information. Such information [*] may include, but is not limited to: business plans; employee and customer information; vision statements; business cases and concepts; business and financial summaries; accounting, pricing and cost information; manufacturing capabilities; agreements with third parties; services; reports; organization charts; documentation; minutes; recommendations; budgets; memoranda; technology; specifications; processes; data; procedures; patents; patent applications; research; product plans; products; developments; inventions; processes; designs; drawings; engineering; formulae; markets; software (including source and object code); hardware configuration; computer programs; or algorithms of the Disclosing Party; provided that any and all information described on Exhibit D-1
                  --------                                           -----------
           shall in all events be Confidential Information [*]. All such information disclosed by the Disclosing Party and/or its agents or advisors to the Receiving Party and/or its agents or advisors, whether before or after the date of this Agreement and whether oral or written in whatever form provided is hereinafter referred to as "Confidential Information". Such Confidential Information shall remain the sole property of the Disclosing Party and shall be used and handled by the Receiving Party in accordance with the terms and conditions set forth in this Agreement. The parties agree that any and all information described on Exhibit
                                            -------
_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

           D-2 which may have been disclosed prior to the Effective Date of this
           ---
           Agreement is deemed to be Confidential Information, [*].

     16.2. Notwithstanding anything to the contrary herein, the term CONFIDENTIAL INFORMATION shall not include any such information that
           (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Receiving Party or its agents or advisors, (b) was known by the Receiving Party or its agents or advisors on a non-confidential basis prior to the date hereof, (c) becomes available to the Receiving Party or its agents or advisors from a source other than the Disclosing Party or its agents or advisors from a source not known by the Receiving Party or such agents or advisors to be subject to an agreement or obligation of confidentiality, or (d) is required to be disclosed by the Receiving Party by operation of law or under subpoena. The fact that any information included in the Confidential Information becomes known by or is otherwise available to the Receiving Party or its agents or advisors pursuant to any of clauses (a)-(d) above shall not relieve the Receiving Party of its obligation hereunder with respect to all other Confidential Information covered hereby.

     16.3. The Receiving Party shall not use the Confidential Information for any purpose other than as contemplated pursuant to this Agreement. The Receiving Party shall (a) restrict disclosure of the Confidential Information solely to those of the Receiving Party's employees with a need to know such Confidential Information and (b) use, and require employees of the Receiving Party to use, at least the same degree of care to protect the Confidential Information as is used with the Receiving Party's confidential and proprietary information; provided
                                                                       --------
           that such standard shall be at least ordinary care. In addition, the Receiving Party shall not, directly or through any person or entity, in any form or manner, prepare derivative works of, decompile, reverse engineer, disassemble or otherwise attempt to derive source code or object code from any Confidential Information.

     16.4. In consideration of the agreements of the parties set forth in this Agreement, Agilent hereby agrees that without Data Critical's prior written consent for a period of eighteen months from and after the termination of this Agreement, [*].

     16.5. The provisions of this Section 16 and the parties obligations hereunder shall survive until [*] years after the termination of this Agreement.

     16.6. The Parties each hereby (a) acknowledges that the remedies at law for the breach of by the other of its covenants, representations, and warranties contained in this Section 16 may be inadequate and (b) hereby consents to and agrees that the non-breaching party shall be entitled to seek injunctive relief for any such breach by the other party of the provisions of this Section 16. Nothing contained in the preceding sentence shall be construed as limiting the Disclosing Party's right to any other legal or equitable remedies including the recovery of damages.

17.  Non-Compete. During the Term of this Agreement, Agilent will not offer for
     -----------
     sale, lease or license or integrate their own or any other vendor's competing one-way UHF based wireless in-hospital alarm notification of waveforms and data for use in a monitoring/central station network data server.[*] This Section 17 shall not preclude Agilent from offering for sale, lease or license its telemetry, M3/M4 wireless connectivity, WaveViewer or other products, either current or proposed, that use, record or display wave forms or related alarm notifications (but do not provide such alarm notifications with waveforms).

18.  Information.  Agilent will keep all necessary records to comply with all
     -----------
     applicable laws, rules and regulations relevant to the Integrated StatView Product. Agilent will seek counsel from and consult with Data Critical in the event that Agilent is considering a product recall, and will ensure all relevant information is made available promptly to Data Critical. Each Party agrees to give the other reasonable notice of a recall of the Integrated StatView Product or the StatView product. In connection with any such recall, the Parties shall make reasonable efforts to consult on all communications and/or publications concerning such recall. Each of the Parties agrees to make reasonable efforts to consult the other in connection with any regulatory action regarding

_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement


     the Integrated StatView Product and to provide the other with such information as the other shall reasonably request in connection with such proceedings.

19.  Intellectual Property Protection.
     ---------------------------------

     19.1. Data Critical's Duty To Defend. Except as provided below, Data Critical will defend and hold harmless Agilent and its Subsidiaries, Subcontractors and customers from any claim that the Integrated StatView Product, including the software and documentation relating thereto, or a Data Critical Mark, Data Critical's proprietary receivers, or any Data Critical proprietary product provided as part of Data Critical's repair or replacement services constitutes an unauthorized use or infringement of any third party's intellectual property rights, other than any such claim asserting that the combination of the Integrated StatView Product with the Agilent product (as distinguished from the Integrated StatView Product separately) constitutes such an unauthorized use or infringement. Subject to the limitations herein (including Data Critical's rights to assume the defense thereof), Data Critical will pay all costs, damages and expenses (including reasonable attorneys' fees) incurred by Agilent, its Subsidiaries, Subcontractors or customers in connection with any such claim. Data Critical shall have the right to assume the defense of and/or settle any such claim; provided, that
                                                               --------
           Data Critical shall not agree to any settlement of any such claim which does not include a full release of all liabilities of any indemnified party under this Section 19.1. The operation of this Section shall also be subject to the limitations on liability and remedies set forth in Sections 19.3 and 25 below.

     19.2. Agilent's Duty To Notify. Agilent will give Data Critical prompt written notice of any such claim or action, and will give Data Critical the authority, information, and reasonable assistance (at Data Critical's expense) necessary to defend. If Data Critical does not diligently pursue resolution of the claim nor provide Agilent with reasonable assurances that it will diligently pursue resolution, then Agilent may, without in any way limiting its other rights and remedies, defend the claim.

     19.3. Remedies For Infringing Products. If the use of the Integrated StatView Product or any proprietary receiver provided by Data Critical for use in connection therewith is enjoined on the basis that it allegedly or actually infringes upon the intellectual property rights of another party (the "Infringing Product") (it being
                                                  -------------------
           agreed that any such product will not be deemed an Infringing Product to the extent its use would not have been so enjoined absent its integration into Agilent's products), Data Critical will, at its sole expense and option, either:

               (a)  [*];

               (b)  [*];

               (c)  [*]; or

               (d)  [*].

     19.4. Trademark Issues. In respect of any Data Critical trademarks, tradenames, tradestyles, or service marks utilized by Agilent under or pursuant to this Agreement, Agilent agrees to adhere to Data Critical's quality standards for such marks and styles and not to modify, enhance or otherwise vary any such mark or style without the prior written consent of Data Critical. Agilent further agrees not to file or utilize any trademark, tradename, tradestyle or service mark that would be confusingly similar to StatView or any other such mark, name or style of Data Critical's to which Agilent has access pursuant to or in connection with this Agreement.

20.  Governmental Compliance.  Data Critical agrees to comply with all federal,
     -----------------------
     state, local and foreign laws, rules, and regulations applicable to its performance of this Agreement or to the Integrated StatView Products and the related proprietary receivers, to the extent relating solely to Data Critical's use of such products, and the non-

_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

     compliance with which would have a material adverse effect on the ability of Data Critical to perform its obligations under this Agreement.

21.  Events of Default.
     -----------------

     21.1. Notice Of Breach. If either Party is in Default (as defined below) of this Agreement, the non-defaulting party may, by written notice to the breaching party terminate this Agreement.

     21.2. Default. For purposes of Section 21.1 above, the term "Default" means
                                                                  -------
           any:

           (a) Proceeding, whether voluntary or involuntary, in bankruptcy or insolvency instituted by or against a Party and which if instituted against such Party, such proceedings have not been released or stayed within [*] after the institution thereof or any relief sought thereunder has been granted;

           (b) Appointment, with or without a Party's consent, of a receiver or an assignee for the benefit of creditors and which if such appointment has been made without the consent of such Party, such appointment have not been rescinded or stayed within [*] after the institution thereof or any relief sought thereunder has been granted;

           (c) Failure by Data Critical to make a delivery of any Integrated StatView Products or any material amount of the related hardware in accordance with the requirements of this Agreement and such failure continues unremedied for [*] after written notice thereof to Data Critical by Agilent; provided that such failure has not been caused by any force outside of the control of Data Critical (including product or material shortages, work stoppages (other than for non-payment of wages), strikes or acts of God or other force majeure) that has not continued for more than [*] after such failure giving rise to such claim of Default;

           (d) Failure by Data Critical to replace or repair any material amount of any non-complying products in a timely manner as required by this Agreement and such failure continues unremedied for [*] after written notice thereof to Data Critical by Agilent; provided that such failure has not been caused by any force outside of the control of Data Critical (including product or material shortages, work stoppages (other than for non-payment of wages), strikes or acts of God or other force majeure) that has not continued for more than [*] after such failure giving rise to such claim of Default;

           (e) Failure of Agilent to make the payments required under Section 6 of this Agreement and such failure continues unremedied for [*] after written notice thereof to Agilent by Data Critical; the failure by either Party to make any other payment required to be made by it hereunder, including failure by Agilent to pay for any license sold and not encompassed within the minimum sales/purchase obligations of Section 6, within [*] after Agilent's receipt of written notice of such failure given by or on behalf of Data Critical (it being agreed that such written notice may be in the form of an invoice noting a past due balance, a second notice, or any other similar notice); [*]; or

           (f) Any other failure by a Party to comply in any material respect with any material provision of this Agreement, which failure shall continue unremedied for [*] after receipt of written notice thereof from the non-defaulting Party.

22.  Remedies.
     --------

     22.1. In the case of termination of this Agreement for any reason (other than a termination by Data Critical for non-payment of license fees by Agilent), by any party, all orders issued prior to the expiration of this Agreement must be fulfilled pursuant to and subject to the terms of this Agreement, even if the delivery dates are after expiration.

_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

     22.2. In the case of termination of the Agreement by Data Critical as the result of Agilent's breach of this Agreement, Data Critical shall be entitled [*] (in addition to all other amounts previously owing by Agilent); Data Critical shall have no ongoing obligations, and Agilent shall have no further rights, hereunder (in each case, other than contemplated pursuant to Section 26.9). In addition to the foregoing, with respect to any amounts not paid when due by Agilent, such amounts shall accrue interest [*] for each day outstanding until such amounts are paid in full.

     22.3. In the case of termination of the Agreement by Agilent as the result of Data Critical's breach of this Agreement, Data Critical shall be obligated as follows:

           (a) At all times when Data Critical is continuing its operations, [*].

           (b) At any time when Data Critical has discontinued its operations, [*].

     22.4. The parties agree and acknowledge that damages resulting from Data Critical's intentional breach of the exclusivity provision in Section
           3.1 may result in irreparable and immeasurable harm to Agilent. "Intentional breach" for purposes of this Section 22.4 and Section
            ------------------
           23.4 means any deliberate act by Data Critical to breach the exclusivity provision in Section 3.1 through a proactive effort by Data Critical to provide information or assistance to a third party with a view towards integration of the StatView software code, rather than, for example, the reverse engineering or decompiling of such software code and subsequent integration by such third party. In case of such intentional breach, in addition to the rights set forth above and subject to Section 23.4, Agilent shall have the following rights:

           (a) Agilent shall be entitled to injunctive relief preventing Data Critical from licensing the Integrated StatView Product to any other party, Data Critical shall terminate the licenses or contract with the third party, and Data Critical shall seek an injunction against the third party to prevent the third party from marketing or using the Integrated StatView Product;

           (b)  Data Critical shall pay Agilent [*]; and

           (c)  [*]

23.  Indemnification.
     ---------------

     23.1. Subject to Sections 9.3, 19, 23.4 and 25, Data Critical shall indemnify and hold harmless Agilent, its officers, directors, and employees from any claims, losses, reasonable attorneys fees, damages, liabilities, costs, expenses, or suits for injury to any person, damage to loss of property or any other claim (collectively, "Losses") to the extent that it is determined by a court of competent
            ------
           jurisdiction to be the result of or arising out of or related to (a) the failure of the Integrated StatView Product and related receivers to perform in accordance with the specifications therefor (other than any such failure which results from the integration of such product into the Agilent product, the disabling of the Reminder Notification, the workmanship of Agilent or its agents or the interaction of the Integrated StatView Product with any other component of the integrated product) or (b) any other act or omission of Data Critical (other than as set forth in clause (a) immediately above) in connection with this Agreement and/or the transactions contemplated hereby.

     23.2. Subject to Section 25, Agilent shall indemnify and hold harmless Data Critical, its subsidiaries and their respective officers, directors, employees and agents (the "Data Critical Indemnified Parties") from
                                      ---------------------------------
           any Losses to the extent that it is determined by a court of competent jurisdiction in a proceeding to which Agilent is a party, to be the result of or arising out of or related to (a) any Agilent product (other than for which Data Critical is obligated to indemnify Agilent pursuant to clause (a) of Section 23.1), (b) the failure of Agilent to comply with the requirements of Section 10 of this Agreement, (c) the breach of the provisions of the following paragraph, (d) [*], or (e) any other act or omission of Agilent or its distributors

_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

           (other than as set in clauses (a), (b), (c) or (d) immediately above) in connection with this Agreement and/or the transactions contemplated hereby.

     23.3. Within ten days of receipt of notice of any third-party claim that may give rise to Losses of Data Critical, Agilent shall notify Data Critical in writing of such third-party claim. Unless Agilent is also party to such claim and either Agilent or Data Critical determines in good faith that joint representation would be inappropriate, Data Critical will be entitled to elect to participate in the joint defense of such claim and, to the extent that it determines there exists a reasonable probability that such claim or a compromise, settlement or adjudication thereof may result in monetary damages for which it would not be entitled to indemnification from Agilent, then Data Critical may, by written notice to Agilent, assume the exclusive right to defend, compromise, or settle such third-party claim; provided, that no compromise or settlement of such third-party claims
           --------
           may be effected by Agilent without the prior written consent of Data Critical unless (a) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any claims that may be made against Data Critical, and (b) the sole relief provided is monetary damages that are paid in full by Agilent or its affiliates, and (c) Agilent acknowledges that it shall not seek indemnification or contribution from Data Critical for any sums paid in connection with such compromise or settlement. [*]

     23.4. In the case of any breach by Data Critical of the exclusivity provision in Section 3.1, which breach is not an intentional breach (as defined in Section 22.4), Data Critical shall immediately use its best efforts to cure such breach and shall seek redress and recompense through reasonably available legal and equitable means, including but not limited to a suit for immediate injunctive relief and monetary damages against such third party. Any damages recovered by Data Critical from the third party whose act has caused or resulted in such breach shall be equally shared by Data Critical and Agilent, after deduction for the costs and expenses of Data Critical in recovering such damages and curing said breach. Notwithstanding any other provision in this Agreement, any breach by Data Critical of the exclusivity provision in Section 3.1, which breach is not an intentional breach (as defined in Section 22.4) shall be deemed to not be a breach of this Agreement and shall not give rise to a right of Agilent for indemnification or damages other than as set forth in this Section 23.4.

24.  Insurance Coverage.
     ------------------

     24.1. Each party will maintain Comprehensive or Commercial General Liability Insurance (including but not limited to premises and operations, products and completed operations, broad form contractual liability, broad form property damage and personal injury liability) with a minimum limit of $[*] combined single limit per occurrence for claims of bodily injury, including death, and property damage that may arise from use of the Integrated StatView Product or acts or omissions of such party under this Agreement. Each policy obtained by such party will name the other party, its officers, directors and employees as additional insureds. Such insurance will apply as primary insurance and no other insurance will be called upon to contribute to a loss covered thereunder. In addition, such policies will permit such party to waive, on its own behalf and on behalf of its insurers, any rights of subrogation against the other party. Such insurance policies will be written with appropriately licensed and financially responsible insurers, and will provide for a minimum of 30 days written notice to Agilent of any cancellation or reduction in coverage.

     24.2. If any policies have "claims made" coverage, each party will maintain such coverage with the other party named as an additional insured for a minimum of three years after termination of this Agreement. Any such coverage must have a retroactive date no later than the date upon which work commenced under this Agreement.

25.  LIMITATION OF LIABILITY.  UNLESS OTHERWISE STATED IN THIS AGREEMENT,
     -----------------------
     NEITHER PARTY WILL BE LIABLE FOR ANY SPECIAL OR CONSEQUENTIAL DAMAGES OF THE OTHER ARISING OUT OF ANY PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT, REGARDLESS OF WHETHER SUCH

_______________________
* Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omitted portions of this exhibit have been filed separately with the SEC.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement

     DAMAGES ARE BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

26.  Miscellaneous
     -------------

     26.1. Notices. All notices to be given under this Agreement must be in writing addressed to the receiving party's designated recipient specified in Exhibit F. Notices are validly given upon (a) receipt,
                        ---------
           in the case of personal delivery, (b) the earlier of confirmed receipt by the receiving party or three days after deposit in the U.S. mail certified, postage prepaid, properly addressed to the receiving party, (c) the next business day after timely deposit with a national overnight courier service for next day delivery, postage prepaid, properly addressed, or (d) upon receipt of electronic confirmation of a facsimile. Either Party may change its address for purposes of notice by giving notice to the other party in accordance with these provisions.

     26.2. Exhibits. Each Exhibit attached to this Agreement is deemed a part of this Agreement and incorporated herein wherever reference to it is made.

     26.3. Independent Contractors. The relationship of the Parties established under this Agreement is that of independent contractors and neither party is a partner, employee, agent or joint venturer of or with the other.

     26.4. Assignment. Neither this Agreement nor any right, license, privilege or obligation provided herein may be assigned, transferred or shared by either party without the other party's prior written consent; provided, however, that the rights and obligations of either party
           --------  -------
           under this Agreement may be assigned to any person or entity succeeding to all or substantially all of the business and assets of the assigning party by way of merger, consolidation, amalgamation, acquisition of stock (or other similar transaction) or the purchase of all or substantially all of the assigning party's assets (collectively, an "Acquisition"); provided, further, that such
                              -----------    --------  -------
           acquiring person or entity has assumed in writing or by operation of law all of the assigning party's obligations under this Agreement. Each party agrees to give the other party prior notice of any Acquisition and to make any such agreement subject to the conditions set forth in this Section. This Agreement will be binding on the successors and permitted assigns of the parties and the name of the party appearing herein will be deemed to include the names of such party's successors or permitted assigns to the extent necessary to carry out the intent of this Agreement. It is hereby acknowledged by both parties that Agilent has announced a pending sale of the Healthcare Solutions Group (including the Patient Monitoring Division) to Philips Electronics, and subject to the satisfaction of the conditions set forth in this Section, Data Critical hereby consents thereto.

     26.5. No Waiver. The waiver of any term, condition, or provision of this Agreement must be in writing and signed by an authorized representative of the waiving party. Any such waiver will not be construed as a waiver of any other term, condition, or provision except as provided in writing, nor as a waiver of any subsequent breach of the same term, condition, or provision.

     26.6. No Publication. Except as may otherwise be required (or reasonably believed by a Party to be required) by law, neither party may publicize or disclose to any third party the terms of this Agreement, without the written consent of the other party, which consent shall not be unreasonably withheld or denied. Agilent agrees that notwithstanding the foregoing, Data Critical shall be permitted to issue a press release announcing the entering into of the arrangements contemplated by this Agreement; provided, that such
                                                        --------
           press release shall be provided to Agilent for its review and approval (not to be unreasonably withheld or delayed).

     26.7. Severability. If any provision in this Agreement is held invalid or unenforceable by a body of competent jurisdiction, such provision will be construed, limited or, if necessary, severed to the extent necessary to eliminate such invalidity or unenforceability. The parties agree to negotiate in good faith a valid, enforceable substitute provision that most nearly effects the parties' original intent in entering into this Agreement. The other provisions of this Agreement will remain in full force and effect.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement


     26.8. Governing Law. The Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of New York.

     26.9. Survival. Notwithstanding anything contained herein to the contrary, Sections 5, 6, 9, 15, 16, 18, 22, 23, 25 and this Section 26 shall survive the termination of this Agreement.

     26.10. Integration. This Agreement is the only agreement between the parties, and constitutes the entire agreement between the parties, concerning the Integrated StatView Product, and the hardware and products related thereto.

              Agilent Technologies and Data Critical Corporation
                      License and Distribution Agreement


Agreed To:


Agilent Technologies, Inc.


By: /s/ Tony Ecock                           November 22, 2000
   ---------------------------               -----------------
Name:  Tony Ecock                                   Date
Title: General Manager


Data Critical Corporation


By: /s/ Brad Harlow                          November 29, 2000
   ---------------------------               -----------------
Name:  Brad Harlow                                  Date
Title: Senior Vice President
       and General Manager


By: /s/ Jeff Brown                           November 29, 2000
   ---------------------------               -----------------
Name:  Jeff Brown                                   Date
Title: President & CEO